Exhibit 99.1

NEWS	Contact: Clay Williams
(713) 346-7606
FOR IMMEDIATE RELEASE
NATIONAL OILWELL VARCO ANNOUNCES
RESIGNATION OF KEVIN NEVEU
HOUSTON, TX, August 14, 2007 — National Oilwell Varco, Inc. (NYSE: NOV) announced today that Kevin A. Neveu resigned on August 13, 2007 as President – Rig Technology to pursue other business opportunities.
National Oilwell Varco is a worldwide leader in the design, manufacture and sale of equipment and components used in oil and gas drilling and production operations, the provision of oilfield services, and supply chain integration services to the upstream oil and gas industry.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by National Oilwell Varco with the Securities and Exchange Commission, including the Annual Report on Form 10-K, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.
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